UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

PIONEER SERIES TRUST II

(Name of Registrant(s) as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	1)	Title of each class of securities to which transaction applies:
	2)	Aggregate number of securities to which transaction applies:
	3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	4)	Proposed maximum aggregate value of transaction:
	5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	1)	Amount Previously Paid:
	2)	Form, Schedule or Registration Statement No.:
	3)	Filing Party:
	4)	Date Filed:

Supplement to the Joint Proxy Statement/Prospectus for the Joint Special Meeting

to be Held on March 27, 2025

This Joint Proxy Statement/Prospectus (the “Proxy Statement”) supplement, dated March 4, 2025 (the “Supplement”), supplements the Proxy Statement of Pioneer Series Trust II, on behalf of Pioneer AMT-Free Municipal Fund (the “Fund”), dated February 7, 2025, for the joint special meeting of shareholders of the Fund to be held on March 27, 2025, at the offices of Morgan, Lewis & Bockius LLP, One Federal Street, Boston, Massachusetts 02110, at 11:00 a.m. Eastern Time (the “Meeting”).

THIS SUPPLEMENT SHOULD BE READ IN CONJUNCTION WITH THE PROXY

STATEMENT.

EXCEPT AS SPECIFICALLY SUPPLEMENTED BY THE INFORMATION

CONTAINED HEREIN, THIS SUPPLEMENT DOES NOT MODIFY ANY OTHER

INFORMATION SET FORTH IN THE PROXY STATEMENT.

The following replaces the average annual total returns (for periods ended December 31, 2024) for Class Y shares on page 24 of the Proxy Statement:

Average Annual Total Returns (For the Periods Ended December 31, 2024)	1 Year	5 Years	10 Years
Class Y - Before Taxes	1.87%	-0.05%	2.08%

As set forth in the Proxy Statement, you are being asked to approve an Agreement and Plan of Reorganization (the “Plan of Reorganization”) under which the Fund will reorganize into a newly created corresponding series of Victory Portfolios IV, a registered investment company advised by Victory Capital Management Inc.

Please note that any proxy card you have received has not changed and may still be used to vote your shares in connection with the Meeting. If you have already submitted your vote, you do not need to take any further action. Information on how to vote your shares and how to change your vote or revoke your proxy is contained in the Proxy Statement. We urge shareholders to vote their shares prior to the Meeting by using one of the methods described in the Proxy Statement.

March 4, 2025